UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019 (October 29, 2019)

XT ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Fuqiao Village, Henggouqiao Town

Xianning, Hubei, China 437012
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 29, 2019, XT Energy Group, Inc. (the “Company”) held a press conference and signing ceremony to announce the entrance into a letter of intent (“LOI”) with Stanley Hutton Rumbough and Nukkleus Inc. to effect a series of transactions, including (i) an acquisition of Nukkleus Inc., a Nevada company listed on OTC Markets, engaged in  providing software and technology solutions to financial services companies; (ii) an acquisition of Rockpool Acquisitions PLC, a special purpose acquisition company listed on London Stock Exchange, which intends to complete a transaction with Greenview Gas Limited, engaged in various energy related businesses, upon Greenview’s completion of certain restructuring plan; (iii) an acquisition of all intellectual properties of EF Hutton, including its trademark “EF Hutton” from Stanley Hutton Rumbough; and (iv) engagement of Stanley Hutton Rumbough as the Company’s director.

The LOI is not legally binding; however, parties to the LOI, the Company, Stanley Hutton Rumbough and Nukkleus Inc. agreed, for 90 days from the execution date of this LOI, to forego all other competing transactions, and to work exclusively with one another to complete the transactions described in the LOI, subject to final contracts, completion of appropriate due diligence and other closing conditions.

Additionally, at the press conference, the Company discussed its intent to acquire Shearson financial Services, LLC, a brokerage firm based in Florida, and Avatar Securities, LLC, a proprietary trading firm based in New York. As a result of these transactions, the Company plans to extend its reach to energy, gold, foreign-exchange, third-party payment and fintech sectors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XT Energy Group, Inc.

Date: November 5, 2019	By:	/s/ Denghua Zhou
Name: Denghua Zhou
Title: Chief Executive Officer

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